THIS AGREEMENT is made the 10th day of May 2002

BETWEEN:

(1) NARROWSTEP LIMITED (registered number 4412126, whose registered office is at no1 Marylebone High Street, London, W1U 4NB

AND

(2)     IOLO JONES of 103B South Hill Park, London NW3 2SP (the "Employee").

THE PARTIES AGREE as follows:

1       (A)      Definitions

In this Agreement unless the context otherwise requires the following expressions have the following meanings:

WORDS AND EXPRESSIONS           MEANING

the "Management"                the Management of the Company for the time
                                being, or any Executive of the Company for the time being;

"Bonus"                         the bonus calculated in accordance with Schedule
                                2;

"Confidential Information"      information relating to the business, products,
                                affairs and finances of the Company or of any, Group Company for the time being confidential to it or to them or treated by it or them as such and trade secrets (including, without limitation, technical data and know-how) relating to the business of the Company or of any Group Company or of any of its or their suppliers, clients or customers;

the "Employment"                the Employee's employment with the Company;

the " ERA"                      the Employment Rights Act 1996 as amended;

the "Group"                     the Company and the Group Companies;

"Group Company"                 any company which is for the time being a
                                subsidiary or holding company of the Company and any subsidiary of any such holding company and for the purposes of this Agreement the terms
                                "subsidiary" and "holding company" shall have the meanings ascribed to them by sections 736 and 736A Companies Act 1985;

"Permitted Activities"          those activities in which the Employee is
                                permitted to be engaged in addition to his activities as a director and employee of the Company, as set out in Schedule 2;

the "Salary"                    the salary referred to in clause 6(A).

(B) References to clauses and schedules are unless otherwise stated to clauses of and schedules to this Agreement.

(C) The headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement.

2.      APPOINTMENT

(A) With effect from Completion the Company appoints the Employee and the Employee agrees to act in the capacity set out in Schedule 1 or in such other capacity as the Company from time to time reasonably directs on the terms of this Agreement.

(B) The Company may appoint any other person or persons to act jointly with the Employee in any position to which he may be assigned from time to time.

3.      DURATION OF THE EMPLOYMENT

(A) The Employment under this Agreement shall commence on and, subject to the provisions of this Agreement, shall continue for a fixed period of 12 months and thereafter unless and until terminated by either party giving to the other not less than 12 months' notice in writing to expire on or at any time after the expiry of that fixed period.

(B) Notwithstanding clause-3(A), the Employment shall terminate automatically without the need for notice when the Employee reaches 60 years of age.

(C) The Company reserves the right to terminate the Employment without any notice or on notice less than that required by clause 3(A) provided that if it does so it will pay to the Employee a sum equal to, but no more than, the Salary in respect of that part of the period of notice in clause 3(A) which the Company has not given to the Employee less any appropriate tax and other statutory deductions and any other deduction considered by the Company to be appropriate and reasonable to take account of accelerated receipt and the Employee's duty to mitigate his loss. Failure by the Company to give notice shall not entitle the Employee to receive such a payment and nor shall this clause release the Employee from any duty to mitigate any loss arising from the termination of his Employment.

(D) At any time during any period of notice (whether given by the Company or the Employee), the Company shall be under no obligation to assign any duties to the Employee and shall be entitled to exclude him from its premises and/or the Company may require the Employee to carry out specified projects, provided that this shall not affect the Employee's entitlement to receive the Salary and other contractual benefits.

(E) For the purposes of the ERA the Employee's period of continuous employment with the Company began on The Employee's employment with the Company and is not continuous with any previous employment with any previous employer.

(F) The Employee represents and warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or from performing his duties under it.

4.      SCOPE OF THE EMPLOYMENT

(A)     During the Employment the Employee shall:

        (i) devote the whole of his time, attention and skill to the business and affairs of the Company both -during normal business hours (as set out in Schedule 1) and during such additional hours as are necessary for the proper performance of his duties or as the Management may reasonably require from time to time subject to the Employee's ability to carry out Permitted Activities to the extent set out in Schedule 2;

        (ii) faithfully and diligently perform such duties and exercise such powers consistent with his position as may from time to time be assigned to or vested in him by the Management to a standard that is acceptable to the Management;

        (iii)   obey the reasonable and lawful directions of the Management;

        (iv) comply with all the Company's rules, regulations, policies and procedures from time to time in force; and

(B) The Employee agrees, for the purposes of Regulation 5 of The Working Time Regulations 1998 (the 'Regulations'), that Regulation 4 of the Regulations does not apply to him. The Company and the Employee agree that the Employee's consent, for the purpose of this clause 4 (B), shall continue indefinitely provided that the Employee may withdraw such consent at any time by giving the Company three months' notice of his wish to do so.

(C) The Employee acknowledges the obligations on the Company to maintain up to date records as set out in Regulation 5 (4) and accordingly undertakes to provide the Company with such records as are necessary to enable the Company to comply with the Regulations.

(D) The Employee shall if and so long as the Company requires and without any further remuneration carry out his duties on behalf of any Group Company.

(E) The Company may at its sole discretion transfer this Agreement to any Group Company at any time.

5.      PLACE OF WORK

(A) The Employee's place of work will initially be the Company's offices at 29 Queen Anne Street, London W1G 9HU, but the Company may require the Employee to work at any place (whether inside or outside the United Kingdom) for such periods as the Company may from time to time require.

(B) The Company shall have the right to require the Employee to move house to an appropriate location for the better performance of his duties. The Employee will be given reasonable notice of any such requirements and the Company will reimburse to him all expenses incurred by him in such a move as it may consider reasonable in all the circumstances.

6.      REMUNERATION

(A)     The Company shall pay to the Employee a salary at the rate set out in
        Schedule 1, on the last day of each calendar month by equal monthly instalments in arrears (or such other sum as may from time to time be agreed). The rate of salary will be reviewed annually or more regularly at the Company's discretion.

(B) For the purposes of the Employment Rights Act 1996 and otherwise the Employee consents to the deduction of any sums owing by him to the Company at any time from his salary or any other payment due from the Company to him. The Employee also agrees to make any payment to the Company of any sums owed by him to the Company upon demand by the Company at any time.

7.      EXPENSES

(A) The Company shall reimburse the Employee in respect of all expenses reasonably incurred by him in the proper performance of his duties, subject to his providing such receipts or other appropriate evidence as the Company may require.

8.      HOLIDAYS

(A) The Employee shall be entitled, in addition to all Bank and Public holidays normally observed in England, to the number of working days paid holiday as set out in Schedule 1 in each holiday year (being the period from 1 January to 31 December). The Employee may take his holiday only at such times as are agreed with the Management.

(B) In the respective holiday years in which the Employment commences or terminates, the Employee's entitlement to holiday shall accrue on a pro rata basis for each completed calendar month of service during the relevant year.

(C) If, on the termination of the Employment, the Employee has exceeded his accrued holiday entitlement, the value of such excess, calculated by reference to clause 9(B) and the Salary, may be deducted from ally sums due to him and if there are no such sums due, the Employee shall repay such excess to the Company on such termination. If the Employee has any unused holiday entitlement, the Company may either require the Employee to take such unused holiday during any notice period or make a payment to him in lieu of it, calculated as above.

(D) Holiday entitlement for one holiday year cannot be taken in subsequent holiday years unless otherwise agreed by the Management. Failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu of it.

9.      SICKNESS BENEFITS

(A) Subject to clause 15 the Company shall continue to pay the Employee's salary for up to a maximum of the number of working days' absence as set out in Schedule 1 on medical grounds in any period of 3 calendar months provided that the Employee shall from time to time if required:

        (i) supply the Company with medical certificates covering any period of sickness or incapacity exceeding seven days (including weekends); and

        (ii) undergo at the Company's expense, by a doctor appointed by the Company, any medical examination.

(B) Payment in respect of any other or further period of absence shall be at the Company's discretion.

(C) Any payment to the Employee pursuant to clause 1 O(A) shall be subject to set off by the Company in respect of any Statutory Sick Pay and any Social Security Sickness Benefit or other benefits to which the Employee may be entitled.

(D) If the Employee's absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then the Employee shall:

        (i) notify the Company immediately of all the relevant circumstances and of any claim compromise, settlement or judgement made or awarded in connection with it;

        (ii) give to the Company such information concerning the above matters as the Company may reasonably require; and

        (iii) if the Company so requires, refund to the Company any amount received by him from any such third party provided that the refund shall be no more than the amount which he has recovered in respect of remuneration.

10.     PENSION, DEATH BENEFIT AND MEDICAL INSURANCE

(A) No provision of retirement or death in service benefits will be made by the Company for the Employee, There is therefore no contracting-out certificate in force under the Pension Schemes Act 1993 in respect of the Employment.

11.     RESTRICTIONS DURING THE EMPLOYMENT

(A)     During the Employment the Employee shall not directly or indirectly:

        (i) be employed, engaged, concerned or interested in any other business or undertaking or

        (ii) engage in any activity which the Management reasonably considers may be, or become, harmful to the interests of the Company or of any Group Company or which might reasonably be considered to -Interfere with the performance of the Employee's duties under this Agreement,

(B) Clause 12(A) shall not apply to the engagement of the Employee in any Permitted Activity.

(C) The Employee shall comply with every rule of law and every regulation of the Company for the time being in force in relation to dealings in shares or other securities of the Company or any Group Company.

12.     CONFIDENTIAL INFORMATION AND COMPANY DOCUMENTS

(A) The Employee shall neither during the Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination of the Employment except in compliance with an order of a competent court:

        (i) divulge or communicate to any person, company, business entity or other organisation any Confidential Information;

        (ii) use any Confidential Information for his own purposes or for any purposes other than those of the Company or any Group Company; or

        (iii) through any failure to exercise due care and diligence, permit or cause any unauthorised disclosure of any Confidential Information.

        These restrictions shall cease to apply to any information which shall become available to the public generally otherwise than through any breach by the Employee of the provisions of this Agreement or other default of the Employee.

(B) The Employee acknowledges that all books, notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other discs and tapes, data listings, codes, designs and drawings and other documents and material whatsoever (whether made or created by the Employee or otherwise) relating to the business of the Company or any Group Company (and any copies of the same):

        (i) shall be and remain the property of the Company or the relevant Group Company; and

        (ii) shall be handed over by the Employee to the Company or to the relevant Group Company on demand and in any event on the termination of the Employment and the Employee shall certify that all such property has been handed over on request by the Management and agrees that he will take all reasonable steps to prevent the disclosure of the same.

13.     INVENTIONS AND OTHER INTELLECTUAL PROPERTY

(A) The parties foresee that the Employee may make inventions or create other intellectual property in the course of his duties and agree that in this respect the Employee has a special responsibility to further the interests of the Company and the Group Companies.

(B) Any invention, improvement, design, process, information, copyright work, trade mark or trade name or get-up made, created or discovered by the Employee in the course of the Employment (whether capable of being patented or registered or not and whether or not made or discovered in the course of the Employment) in conjunction with or in any way affecting or relating to the business of the Company or of any Group Company or capable of being used or adapted for use in or in connection with such business ("Intellectual Property Rights") shall -be disclosed immediately to the Company and shall (subject to Sections 39 to 43 Patents Act 1977) belong to and be the absolute property of the Company or such Group Company as the Company may direct.

(C) If and whenever required so to do by the Company the Employee shall at the expense of the Company or such Group Company as the Company may direct:

        (i) apply or join with the Company or such Group Company in applying for letters patent or other protection or registration for an other Intellectual Property Rights in the United Kingdom and in any other part of the world; and

        (ii) execute all instruments and do all things necessary for vesting all such right, title and interest in such letters patent or other Intellectual Property Rights in the Company or such Group Company or such other person as the Company may specify absolutely as sole beneficial owner.

(D) The Employee irrevocably and unconditionally waives all rights under Chapter IV of Part 1 of the Copyright , Designs and Patents Act 1988 in connection with his authorship Copyright of any existing or future copyright work in the course of the Employment, in whatever part of the world such rights may be enforceable including, without limitation:

        (i) the right conferred by section 77 of that Act to be identified as the author of any such work., and

        (ii) the right conferred by section 80 of that Act not to have any such work subjected to derogatory treatment.

(E) The Employee irrevocably appoints the Company to be his Attorney in his name and on his behalf to execute any such instrument or do any such thing and generally to use his name for the purpose of giving to the Company the full benefits of this clause 14. A certificate in writing in favour of any third party signed by any director or by the Secretary of the Company that any, instrument or act falls within the authority conferred by this Agreement shall be conclusive evidence that such is the case.

(F) Nothing in this clause 14 shall be construed as restricting the rights of the Employee or the Company under sections 39 to 43 Patents Act 1977.

14.     TERMINATION

(A) Notwithstanding any other provisions of this Agreement in any of the following circumstances the Company may terminate the Employment immediately by serving written notice on the Employee to that effect, In such event the Employee shall not be entitled to any further payment from the Company except such sums as shall have accrued due at that time. The circumstances are if the Employee:

        (i) commits any serious breach of this Agreement or is guilty of any gross misconduct or any wilful neglect in the discharge of his duties;

        (ii) repeats or continues (after warning) any breach of this Agreement;

        (iii) is guilty of any fraud, dishonesty or any conduct tending, to bring himself, the Company, or any Group Company into disrepute;

        (iv) shall commit any act of bankruptcy or shall take advantage of any statute for the time being in force offering relief for insolvent debtors;

        (v) is convicted of any criminal offence (other than minor offences under the Road Traffic Acts or the Road Safety Acts for which a fine or non-custodial penalty is imposed) which might reasonably be thought to affect adversely the performance of his duties;

        (vi) refuses (without reasonable cause) to accept the novation by the Company of this Agreement, or an offer of employment on terms no less favourable to him than the terms of this Agreement, by any company which, as a result of a reorganisation, amalgamation or reconstruction of the Company, acquires or agrees to acquire not less than 90 per cent of the issued equity share capital of the Company (as defined by sectlion 744 of the Companies Act 1985); or

        (vii) resigns as or otherwise ceases to be or becomes prohibited by law from being a director of the Company, otherwise than at the Company's request.

        Any delay by the Company in exercising such right of termination shall not constitute a waiver of it.

(B) If at any time the Employee is unable to perform his duties properly because of ill health, accident or otherwise for a period or periods totalling at least 130 working days in any period of 12 calendar months, or becomes incapable by reason of mental disorder of managing and administering his property and affairs, then the Company may terminate the Employment by giving him not less than 1 months' written notice to that effect provided that if at any time during the currency of such a notice the Employee shall provide a medical certificate satisfactory to the Management to the effect that he has fully recovered his physical and/or mental health and that no recurrence of illness or incapacity can reasonably be anticipated, the Company shall withdraw the notice unless, by that date, a replacement for the Employee has been appointed.

(C) If the Company believes that it may be entitled to terminate the Employment pursuant to clause 15(A) it shall be entitled (but without prejudice to its right subsequently to terminate the Employment on the same or any other ground) to suspend the Employee on full pay and other benefits for so long as it may think fit.

(D) On the termination of the Employment or upon either the Company or the Employee having served notice of such termination, the Employee shall:

        (i) immediately deliver to the Company all materials within the scope of clause 13(A) and all keys, credit cards, motor-cars, and other property of or relating to the business of the Company or of any Group Company which may be in his possession or under his power or control;

                and the Employee irrevocably authorises the Company to appoint any person in his name and on his behalf to sign any documents and do any things necessary or requisite to give effect to his obligations under this clause 15(D).

(E) With a view to ensuring that his departure can be arranged with the minimum of inconvenience or disruption to the business of the Group and its relationship with third parties and its other employees, the Employee undertakes not, without the prior approval of the Management as to the timing and manner of any communication about his departure, to inform any of his colleagues about the proposed cessation of his employment hereunder.

(F) The Employee acknowledges the right of the Company to monitor and control the performance of its employees and acknowledges the fiduciary obligations attaching to his position including obligations to inform the Management forthwith upon his becoming aware that any of his colleagues engaged in the business of any Group Company of which he is a director is intending or contemplating the termination of his contract of employment with the Company of any other company in the Group.

15.     RESTRICTIVE COVENANTS

(A) The Employee will not without the written consent of the Management for a period of 6 months (less any period during which the Employee has not been provided with work pursuant to clause 3(D)) after the termination of the Employment whether as principal or agent, and whether alone or jointly with, or as a director, manager, partner, shareholder, employee or consultant of any other person, directly or indirectly:

        (i) interfere with, tender for, canvass, solicit or endeavour to entice away from the Company or from any Group Company the business of any person who at the date of termination of the Employment or during the period of 1 year prior to that date (or if earlier, prior to the date on which the Employee last carried out duties assigned to him by the Company) was, to his knowledge, a customer, client or agent of or supplier to or who had dealings with the Company or with any Group Company and with whom he had personal dealings in the normal course of his employment at that date or during that period. This restriction will be limited to activities by the Employee which will involve offering or providing services similar to those which he will have provided during the Employment;

        (ii) supply any product, carry out or undertake or provide any service similar to those with which he was concerned to a material extent during the period of 6 months prior to the termination of the Employment to or for any person who, at the date of termination of the Employment or during the period of 1 year prior to that date was a customer, client or agent of or supplier to or was in the habit of dealing with the Company or with any Group Company and with whom the Employee had personal dealings in the normal course of his employment during that period of 1 year;

        (iii) be employed by, or enter into partnership with, employ or attempt to employ or negotiate or arrange the employment or engagement by any other person, of any person who to his knowledge was, at the date of the termination of the Employment, or within 1 year prior to that date had been, an employee of the Company or any Group Company and with whom he had personal dealings during that period;

        (iv) solicit, interfere with, tender for or endeavour to entice away from the Company or from any Group Company any contract, project or business, or the renewal of any of them, carried on by the Company or by any Group Company which is currently in progress at the date of the termination of the Employment or which was in the process of negotiation at that date and in respect of which the Employee had contact with any customer, client or agent of or supplier to the Company or any Group Company at any time during the period of 1 year prior to the date of termination of the Employment.

(B) None of the restrictions contained in clause 16(A) shall prohibit any activities by the Employee which are not in direct or indirect competition with any business being carried on by the Company or by any Group Company at the date of the termination of the Employment.

(C) At no time after the termination of the Employment shall the Employee directly or indirectly represent himself as being interested in or employed by or in any way connected with the Company or any Group Company, other than as a former employee of the Company

(D) The Employee agrees that, having regard to all the circumstances and having taken independent legal advice, the restrictions contained in this clause are reasonable and necessary for the protection of the Company and the Group Companies and that they do not bear harshly upon him and the parties agree that:

        (i) each restriction shall be read and construed independently of the other restrictions so that if one or more are found to be void or unenforceable as an unreasonable restraint of trade or for any other reason the remaining restrictions shall not be affected; and

        (ii) if any restriction is found to be void but would be valid and enforceable if some part of it were deleted, that restriction shall apply with such deletion as may be necessary to make it valid and enforceable.

16.     DISCIPLINARY AND GRIEVANCE PROCEDURES

(A) If the Employee wishes to obtain redress of any grievance relating to the Employment or is dissatisfied with any reprimand, suspension or other disciplinary step taken by the Company, he may address this to his direct manager, or to the CEO of the Company.

17.     NOTICES

A notice may be given by any party hereto to any other party hereto either personally or by sending it by prepaid first class post or airmail to his address stated in this Agreement or to any other address supplied by him to the other par-ties hereto for the giving of notice to him. A properly addressed and prepaid notice sent by post shall be deemed to have been served at an address within the United Kingdom at the expiry of 48 hours after the notice is posted and to have been served at an address outside the United Kingdom at the expiry of 48 hours after the notice is posted and to have been served at an address outside the United Kingdom at the expiry of 72 hours after the notice is posted.

18.     FORMER CONTRACTS OF EMPLOYMENT

This Agreement shall be in substitution for any previous. contracts, whether by way of letters of appointment, agreements or arrangements, whether written, oral or implied, relating to the employment of the Employee (including all bonus and option arrangements), which shall be deemed to have been terminated by mutual consent as from the date of this Agreement and the Employee acknowledges to the Company for itself and on behalf of each Group Company that he has no outstanding claims of any kind against the Company or any Group Company in respect of any such contract.

19.     CHOICE, OF LAW AND SUBMISSION TO JURISDICTION

(A) This Agreement shall be governed by and interpreted in accordance with English law.

(B) The parties submit to the exclusive jurisdiction of the English courts but this Agreement may be enforced by the Company in any court of competent jurisdiction.

20.     GENERAL

(A) This Agreement constitutes the written statement of the terms of employment of the Employee provided in compliance with Part 1 of the ERA.

(B) Save as otherwise herein provided there are no terms or conditions of employment relating to hours of work or to normal working hours or to entitlement to holiday (including public holidays) or holiday pay or to incapacity for work due to sickness or injury or to pensions or pension schemes or to requirements to work abroad and no collective agreement has any effect upon the Employee's Employment under this Agreement.

SCHEDULE1


THE EMPLOYEE

Job title                                                                        Chief Executive Officer
Notice period                                                                                  12 months
Remuneration                                                                               (pound)65,000
Holidays                                                                                        30 days,
Sickness benefit                                                                                130 days
Hours of work                9.00am to 6.00pm, (with an hour break for lunch) Monday to Friday inclusive

Additional

You will be paid a fee equivalent to 5% of the previous year's audited turnover of any acquisition target if profitable or 1% if not profitable, subject to Board approval in each case.

Share options based on the share price at the time of granting them will be made to ensure that you do not dilute below 20% as a result of acquisition or fundraising.

Upon the company achieving a quarterly profit your salary will be reviewed to (pound)90,000 and thereafter reviewed by the company's renumeration committee.

SCHEDULE 2

                              PERMITTED ACTIVITIES


1. The Employee is permitted to be engaged, concerned or interested in or to hold office in any business or undertaking provided that:

(a) the business or undertaking in question does not compete with the business of the Company or any Group Company;

(b) the Employee's engagement, concern or interest in the business or undertaking in question does not require him to devote time and attention to it such as to prevent the Employee from properly fulfilling his duties to the Company or any Group Company, and in particular the Employee's duties under clause 4 (A) of this Agreement; and

(c) the Employee notifies the Company in writing before or as soon as practicable after his engagement, concern or interest arises begins.

EXECUTED as a DEED for

and on behalf of THE COMPANY by:

Director

/s/ Peter Lloyd

Secretary

Signed by the said IOLO JONES in the presence of:

/s/ Iolo Jones